Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended March 31, 2021

Flavors & Extracts Group and the Asia Pacific Group Report Strong Revenue and Profit Growth

Personal Care Continues to be Negatively Impacted by the COVID-19 Pandemic

In April, the Company Completed the Divestiture of Fragrances

MILWAUKEE— April 23, 2021 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $359.7 million in this year’s first quarter compared to $350.7 million in last year’s first quarter. Reported operating income in the first quarter of 2021 was $46.9 million compared to $34.6 million in the first quarter of 2020. Reported diluted earnings per share was 75 cents in the first quarter of 2021 compared to 49 cents in the first quarter of 2020. Foreign currency translation increased revenue and earnings per share by approximately 3% and 4%, respectively, in the quarter.

The 2021 first quarter reported results include divestiture & other related costs and operational improvement plan costs, which in total decreased first quarter net earnings by $3.1 million ($0.07 per diluted share). The 2020 first quarter results include divestiture & other related costs which decreased net earnings by $10.9 million ($0.26 per diluted share). The 2021 and 2020 first quarter results also include the operations of the product lines divested or to be divested, which increased diluted earnings per share by $0.05 in the first quarter of 2021 and $0.03 in the first quarter of 2020. These adjustments are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2021 April 23, 2021	Page 2

BUSINESS REVIEW

Revenue	Reported Quarter
Flavors & Extracts	7.7%
Color	-5.4%
Asia Pacific	11.1%
Total Revenue	2.6%

Revenue	Adjusted Local Currency (1) Quarter
Flavors & Extracts	8.9%
Color	-1.9%
Asia Pacific	4.7%
Total Revenue	4.0%

(1) Adjusted local currency percentage changes are described in more detail in the “Reconciliation of Non-GAAP Amounts” at the end of this release.

The Flavors & Extracts Group reported first quarter revenue of $200.9 million compared to $186.5 million reported in the comparable period last year, an increase of 7.7%. Adjusted local currency revenue increased 8.9% in the quarter. The higher revenue was the result of strong growth in all product categories.  Segment operating income was $27.0 million in the current quarter compared to $20.9 million reported in the comparable period last year, an increase of 29.5%. Adjusted local currency operating income increased 21.2%.  The Group’s higher profit was primarily a result of the higher volumes, product mix from strong flavor sales, and the favorable impact of the Group’s cost reduction initiatives. Foreign currency translation increased both segment revenue and operating income by approximately 2% in the quarter.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2021 April 23, 2021	Page 3

The Color Group reported revenue of $135.7 million in the quarter compared to $143.5 million in last year’s comparable period, a decrease of 5.4%. Adjusted local currency revenue decreased 1.9% in the quarter. The Group continued to experience growth in food and pharmaceutical colors; however, this growth was offset by lower volumes in the personal care business, primarily as a result of the continued lower demand for makeup due to the COVID-19 pandemic. Segment operating income was $26.6 million in the quarter compared to $29.7 million in last year’s comparable period, a decrease of 10.3%. Adjusted local currency operating income decreased 13.3% compared to prior year’s first quarter. The lower operating income is primarily a result of the lower volumes in personal care and unfavorable product mix in food & pharmaceutical colors. Foreign currency translation increased segment revenue and operating income by approximately 2% and 3%, respectively, in the quarter.

The Asia Pacific Group reported revenue of $33.8 million in the quarter compared to $30.4 million in last year’s comparable period, an increase of 11.1%. Adjusted local currency revenue increased 4.7% in the quarter. Segment operating income was $6.8 million in the quarter compared to $5.1 million in last year’s comparable quarter, an increase of 33.5%. Adjusted local currency operating income increased 31.4% in the quarter. The higher profit was primarily a result of the favorable volume growth combined with lower operating costs. Foreign currency translation increased segment revenue and operating income by approximately 6% and 1%, respectively, in the quarter.

Corporate & Other reported operating costs of $13.5 million in the current quarter compared to $21.0 million in last year’s comparable period, a decrease of 36.0%. The lower costs are primarily due to lower divestiture & other costs reported in the first quarter of 2021 compared to the amount recorded in the first quarter of 2020. Adjusted local currency operating expenses for Corporate & Other increased 18.5% in the quarter primarily due to higher performance based executive compensation.

In April 2021, the Company completed the divestiture of its Fragrances product line.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2021 April 23, 2021	Page 4

2021 OUTLOOK

Sensient is reconfirming its previously issued 2021 guidance for GAAP diluted earnings per share to grow at a mid to high single digit growth rate compared to the Company’s 2020 reported GAAP diluted earnings per share of $2.59. Our full year 2021 guidance includes approximately 30 cents per share of estimated divestiture & other related costs, the results of the operations to be divested, and the operational improvement plan costs.

The Company is also reconfirming its previously issued 2021 adjusted local currency revenue (2) to grow at a low to mid-single digit rate and adjusted local currency EBITDA (2) to grow at a mid-single digit rate. The Company also continues to expect, on a local currency basis, 2021 adjusted diluted earnings per share (2) to grow at a mid-single digit growth rate compared to the Company’s 2020 adjusted diluted earnings per share of $2.79.

The Company expects earnings per share reported on a U.S. dollar basis to benefit by approximately ten cents based on current exchange rates.

The Company’s guidance is based upon current trends, current tax law, and the effects of COVID-19 to date. The full impacts of the ongoing COVID-19 pandemic remain uncertain and management will continue to monitor its impacts on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include, currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs, and the results of the operations divested or to be divested. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2021 April 23, 2021	Page 5

CONFERENCE CALL

The Company will host a conference call to discuss its 2021 first quarter financial results at 8:30 a.m. CDT on Friday, April 23, 2021. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through April 30, 2021, by calling (877) 344-7529 and referring to conference identification number 10153329. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after April 27, 2021.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2021 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials and other supplies, the availability of logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2021 April 23, 2021	Page 6

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 7

Consolidated Statements of Earnings	Three Months Ended March 31,

	2021	2020	% Change

Revenue	$359,702	$350,677	2.6%

Cost of products sold	244,089	238,784	2.2%
Selling and administrative expenses	68,716	77,332	(11.1%)

Operating income	46,897	34,561	35.7%
Interest expense	3,433	4,307

Earnings before income taxes	43,464	30,254
Income taxes	11,796	9,481

Net earnings	$31,668	$20,773	52.4%

Earnings per share of common stock:
Basic	$0.75	$0.49

Diluted	$0.75	$0.49

Average common shares outstanding:
Basic	42,263	42,284

Diluted	42,389	42,307

Results by Segment	Three Months Ended March 31,

Revenue	2021	2020	% Change

Flavors & Extracts	$200,911	$186,498	7.7%
Color	135,720	143,495	(5.4%)
Asia Pacific	33,840	30,449	11.1%
Intersegment elimination	(10,769)	(9,765)

Consolidated	$359,702	$350,677	2.6%

Operating Income

Flavors & Extracts	$27,018	$20,871	29.5%
Color	26,594	29,664	(10.3%)
Asia Pacific	6,752	5,059	33.5%
Corporate & Other	(13,467)	(21,033)

Consolidated	$46,897	$34,561	35.7%

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 8

Consolidated Condensed Balance Sheets	March 31, 2021	December 31, 2020

Cash and cash equivalents	$28,000	$24,770
Trade accounts receivable	257,289	234,132
Inventories	350,294	381,346
Prepaid expenses and other current assets	51,978	48,578
Assets held for sale	49,597	52,760
Total Current Assets	737,158	741,586

Goodwill & intangible assets (net)	427,453	434,220
Property, plant, and equipment (net)	442,080	445,493
Other assets	114,318	119,561

Total Assets	$1,721,009	$1,740,860

Trade accounts payable	$101,225	$107,324
Short-term borrowings	6,057	9,247
Other current liabilities	76,138	82,045
Liabilities held for sale	15,353	17,339
Total Current Liabilities	198,773	215,955

Long-term debt	524,244	518,004
Accrued employee and retiree benefits	29,198	28,941
Other liabilities	43,148	43,624
Shareholders’ Equity	925,646	934,336

Total Liabilities and Shareholders’ Equity	$1,721,009	$1,740,860

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 9

Consolidated Statements of Cash Flows
Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net earnings	$31,668	$20,773
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	12,799	12,404
Share-based compensation expense	2,113	1,177
Net loss on assets	161	14
Loss on divestitures and other charges	1,238	10,558
Deferred income taxes	4,257	4,077
Changes in operating assets and liabilities:
Trade accounts receivable	(27,237)	(41,684)
Inventories	27,621	29,058
Prepaid expenses and other assets	(13,239)	(6,048)
Trade accounts payable and other accrued expenses	(6,242)	2,773
Accrued salaries, wages, and withholdings	(10,872)	1,611
Income taxes	5,742	1,662
Other liabilities	955	553

Net cash provided by operating activities	28,964	36,928

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(14,244)	(9,411)
Proceeds from sale of assets	69	6
Proceeds from divestiture of businesses	4,059	-
Other investing activities	286	4,505

Net cash used in investing activities	(9,830)	(4,900)

Cash flows from financing activities:
Proceeds from additional borrowings	21,530	9,669
Debt payments	(8,999)	(11,104)
Purchase of treasury stock	(11,665)	-
Dividends paid	(16,535)	(16,500)
Other financing activities	(228)	(249)

Net cash used in financing activities	(15,897)	(18,184)

Effect of exchange rate changes on cash and cash equivalents	(7)	(11,912)

Net increase in cash and cash equivalents	3,230	1,932
Cash and cash equivalents at beginning of period	24,770	21,153
Cash and cash equivalents at end of period	$28,000	$23,085

Supplemental Information
Three Months Ended March 31,	2021	2020

Dividends paid per share	$0.39	$0.39

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 10

Reconciliation of Non-GAAP Amounts

The Company’s results for the three months ended March 31, 2021 and 2020 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs, and the results of operations divested or to be divested.

	Three Months Ended March 31,
	2021	2020	% Change
Revenue (GAAP)	$359,702	$350,677	2.6%
Revenue of the product lines divested or to be divested	(25,570)	(36,585)
Adjusted revenue	$334,132	$314,092	6.4%

Operating income (GAAP)	$46,897	$34,561	35.7%
Divestiture & other related costs – Cost of products sold	25	190
Divestiture & other related costs – Selling and administrative expenses	1,547	11,653
Operating income of the product lines divested or to be divested	(2,927)	(1,385)
Operational improvement plan - Selling and administrative expenses	1,001	-
Adjusted operating income	$46,543	$45,019	3.4%

Net earnings (GAAP)	$31,668	$20,773	52.4%
Divestiture & other related costs, before tax	1,572	11,843
Tax impact of divestiture & other related costs	793	(934)
Net earnings of the product lines divested or to be divested, before tax	(2,927)	(1,385)
Tax impact of the product lines divested or to be divested	723	297
Operational improvement plan costs, before tax	1,001	-
Tax impact of operational improvement plan	(296)	-
Adjusted net earnings	$32,534	$30,594	6.3%

Diluted earnings per share (GAAP)	$0.75	$0.49	53.1%
Divestiture & other related costs, net of tax	0.06	0.26
Results of operations of the product lines divested or to be divested, net of tax	(0.05)	(0.03)
Operational improvement plan costs, net of tax	0.02	-
Adjusted diluted earnings per share	$0.77	$0.72	6.9%

Note: Earnings per share calculations may not foot due to rounding differences.

Results by Segment	Three Months Ended March 31,
Revenue	2021	Adjustments (1)	Adjusted 2021	2020	Adjustments (1)	Adjusted 2020

Flavors & Extracts	$200,911	$(24,889)	$176,022	$186,498	$(27,445)	$159,053
Color	135,720	(536)	135,184	143,495	(9,072)	134,423
Asia Pacific	33,840	(295)	33,545	30,449	(121)	30,328
Intersegment elimination	(10,769)	150	(10,619)	(9,765)	53	(9,712)

Consolidated	$359,702	$(25,570)	$334,132	$350,677	$(36,585)	$314,092

Operating Income

Flavors & Extracts	$27,018	$(2,880)	$24,138	$20,871	$(1,218)	$19,653
Color	26,594	40	26,634	29,664	(133)	29,531
Asia Pacific	6,752	(87)	6,665	5,059	(34)	5,025
Corporate & Other	(13,467)	2,573	(10,894)	(21,033)	11,843	(9,190)

Consolidated	$46,897	$(354)	$46,543	$34,561	$10,458	$45,019

(1) For Revenue, adjustments consist of revenues of the product lines divested or to be divested. For Operating Income, adjustments consist of the results of the product lines divested or to be divested, divestiture & other related costs, and operational improvement plan costs.

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Sensient Technologies Corporation (In thousands, except percentages) (Unaudited)	Page 11
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the percentage change in the 2021 results compared to the 2020 results for the corresponding periods.

	Three Months Ended March 31,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	7.7%	2.4%	(3.6%)	8.9%
Color	(5.4%)	2.4%	(5.9%)	(1.9%)
Asia Pacific	11.1%	5.9%	0.5%	4.7%
Total Revenue	2.6%	2.7%	(4.1%)	4.0%

Operating Income
Flavors & Extracts	29.5%	1.9%	6.4%	21.2%
Color	(10.3%)	3.3%	(0.3%)	(13.3%)
Asia Pacific	33.5%	1.3%	0.8%	31.4%
Corporate & Other	(36.0%)	0.0%	(54.5%)	18.5%
Total Operating Income	35.7%	4.1%	31.3%	0.3%
Diluted Earnings Per Share	53.1%	4.1%	44.8%	4.2%
Adjusted EBITDA	4.9%	2.8%	N/A	2.1%

(2) For Revenue, adjustments consist of revenues of the product lines divested or to be divested. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the product lines divested or to be divested, divestiture & other related costs, and operational improvement plan costs.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,

	2021	2020	% Change
Operating income (GAAP)	$46,897	$34,561	35.7%
Depreciation and amortization	12,799	12,404
Depreciation and amortization, product lines divested or to be divested	(49)	(80)
Share-based compensation expense	2,113	1,177
Divestiture & other related costs, before tax	1,572	11,843
Results of operations of the product lines divested or to be divested, before tax	(2,927)	(1,385)
Operational improvement plan costs, before tax	1,001	-
Adjusted EBITDA	$61,406	$58,520	4.9%

The following table summarizes the reconciliation between Net cash provided by operating activities (GAAP) and Free Cash Flow for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,
	2021	2020	% Change
Net cash provided by operating activities (GAAP)	$28,964	$36,928	(21.6%)
Capital expenditures	(14,244)	(9,411)
Free Cash Flow	$14,720	$27,517	(46.5%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.